Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Fourth-Quarter 2017 and

Fiscal Full-Year 2017 Financial Results

•	Total Revenues of $200.5 Million Up 8 Percent
•	GAAP Diluted EPS was $0.19 and Adjusted EPS of $0.30
•	Record Hereditary Cancer Demand and 86 Percent of Revenue Under Long-Term Contract
•	Company Issues Fiscal Year 2018 and Fiscal First-Quarter 2018 Financial Guidance

SALT LAKE CITY, UTAH, August 8, 2017 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal fourth-quarter 2017 and fiscal full-year 2017, provided an update on recent business highlights and issued its fiscal year 2018 and fiscal first-quarter 2018 financial guidance.

"This quarter we saw record demand for hereditary cancer tests and now have 86 percent of our hereditary cancer revenue under long-term contract, providing future stability upon which to build our growing portfolio of new products,” said Mark C. Capone, president and CEO, Myriad Genetics. “Our diversification efforts showed continued success with new products representing greater than two-thirds of test volume and 28 percent of revenue in the fourth-quarter.  Our strong progress on transforming the company leaves us well positioned to achieve our long-term strategic goals.”

Financial Highlights

The following table summarizes the financial results and product revenue for our fiscal fourth-quarter 2017:

Revenue
	Fiscal Fourth-Quarter				Fiscal Year
($ in millions)	2017		2016	% Change	2017	2016	% Change
Molecular diagnostic testing revenue

Hereditary cancer testing revenue	$144.6		$152.8	(5%)	$568.7	$632.3	(10%)

GeneSight testing revenue	25.5		NA	NM	78.4	NA	NM

Vectra DA testing revenue	10.3	*	12.7	(19%)	43.7	47.8	(9%)

Prolaris testing revenue	2.9		3.5	(17%)	12.1	11.3	7%

EndoPredict testing revenue	2.0		1.7	18%	7.6	4.5	69%

Other testing revenue	2.6		3.1	(13%)	11.6	9.8	18%

Total molecular diagnostic testing revenue	187.9		173.7	8%	722.1	705.7	2%

Pharmaceutical and clinical service revenue	12.6		12.7	(1%)	49.3	48.1	3%

Total Revenue	$200.5		$186.5	8%	$771.4	$753.8	2%

Income Statement
	Fiscal Fourth-Quarter				Fiscal Year
($ in millions)	2017		2016	% Change	2017	2016	% Change
Total Revenue	$200.5		$186.5	8%	$771.4	$753.8	2%

Gross Profit	158.0		146.5	8%	600.3	596.5	1%
Gross Margin	78.8%		78.6%		77.8%	79.1%

Operating Expenses	140.9		110.8	27%	550.8	429.7	28%

Operating Income	17.1		35.7	(52%)	49.4	166.8	(70%)
Operating Margin	8.5%		19.1%		6.4%	22.1%

Adjusted Operating Income	28.0		39.0	(28%)	97.2	179.5	(46%)
Adjusted Operating Margin	14.0%		20.9%		12.6%	23.8%

Net Income	12.9		23.4	(45%)	21.8	125.3	(83%)

Diluted EPS	0.19		0.32	(41%)	0.32	1.71	(81%)

Adjusted EPS	$0.30		$0.36	(17%)	$1.05	$1.63	(36%)
* Negatively impacted by delayed submission of $2 million in Medicare claims

Business Highlights

•	Hereditary Cancer
o	Record hereditary cancer demand in the fourth quarter with 6 percent year-over-year volume growth.
o	Signed multiple payer contracts, increasing revenue under long-term contract to 86 percent.
o

Presented the results of a 2,000 patient study with myRisk® Hereditary Cancer at ASCO demonstrating that 50 percent of patients with mutations would be missed with current testing criteria and that 34 percent of mutations were in genes not indicated by family history.

•	New Products
o	GeneSight® in fiscal 2017 grew revenue by 34 percent. Additionally, over 17,000 physicians ordered the test representing a 55 percent increase.
o	Prolaris® received a final local coverage determination (LCD) from Palmetto GBA for favorable intermediate patients which will expand coverage to approximately 30,000 additional Medicare patients.
o

Prolaris clinical validity study with 767 patients presented at the American Urological Association annual meeting demonstrated the ability of the test to predict metastatic disease. The study found that patients with a low Prolaris score had a 10-year risk of metastases of less than 1 percent, while patients with a high Prolaris score had a 10-year risk of metastases of 25 percent.

o

Vectra® DA clinical utility study presented at the European League Against Rheumatism (EULAR) demonstrated the ability of the test to predict radiographic progression in a meta-analysis of six cohorts incorporating over 800 patients. Vectra DA predicted radiographic progression in all six patient cohorts, and had greater than three times the predictive power of current standard of care disease activity measures such as DAS28-CRP and CRP.

o

Vectra DA clinical utility study presented at EULAR demonstrated the ability of the test to predict which patients could be considered for biologic tapering. In a study of 146 patients, relapse rates for patients who had undergone full or partial tapering on biologic therapy were 24 percent in patients with a low Vectra DA score and negative ACPA compared to 79 percent in patients with high Vectra DA scores and positive ACPA. The study found that patients with low Vectra DA scores and/or negative ACPA were at a low risk for relapse when tapered, and average biologic usage was reduced for the entire cohort by 20 percent.
o

Companion diagnostics advanced with planned submission of a premarket approval (PMA) supplement in the second half of calendar year 2017 to the U.S. Food and Drug Administration for BRACAnalysis® CDx to identify HER2-negative, metastatic breast cancer patients for olaparib therapy.

o

EndoPredict® received a draft LCD from Medicare for node negative and node positive, ER+ patients with breast cancer representing a U.S. market of approximately 140,000 patients per year. If approved, Myriad would have coverage for approximately 75 percent of breast cancer patients when combined with the contracted private lives in the United States.

•	International
o	EndoPredict revenues increased 18 percent compared on a year-over-year basis.
o	Received provincial reimbursement in Quebec for EndoPredict. Expect additional Canadian provincial decisions in fiscal year 2018.
•	Elevate 2020
o

Announced the launch of the Elevate 2020 program with a goal of delivering $50 million of incremental operating income by fiscal year 2020. Projects already have been identified that will generate $17 million in operating income in fiscal 2018 and an additional $24 million in operating income in fiscal 2019.

Fiscal Year 2018 and Fiscal First-Quarter 2018 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2018 and fiscal first-quarter 2018 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2018	$750-$770 million	$0.37-$0.42	$1.00-$1.05

Fiscal First-Quarter 2018	$181-$183 million	$0.05-$0.07	$0.19-$0.21

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.  The Company will provide further details on its business outlook during the conference call today to discuss the fiscal fourth-quarter financial results, fiscal 2017 financial results, fiscal year 2018 financial guidance, and fiscal first-quarter 2018 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, August 8, 2017, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal fourth-quarter, business developments and financial guidance.  The dial-in number for domestic callers is (800) 707-9445.  International callers may dial (303) 223-2686.  All callers will be asked to reference reservation number 21855166.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on three strategic imperatives:  maintaining leadership in an expanding hereditary cancer market, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, EndoPredict, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra DA, GeneSight, EndoPredict and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2017	2016	2017	2016
Molecular diagnostic testing	$187.9	$173.8	$722.1	$705.7
Pharmaceutical and clinical services	12.6	12.7	49.3	48.1
Total Revenue	200.5	186.5	771.4	753.8
Costs and expenses:
Cost of molecular diagnostic testing	35.6	34.2	145.2	132.8
Cost of pharmaceutical and clinical services	6.9	5.8	26.0	24.5
Research and development expense	18.8	19.5	74.4	70.6
Selling, general and administrative expense	122.1	91.3	476.4	359.1
Total costs and expenses	183.4	150.8	722.0	587.0
Operating income	17.1	35.7	49.4	166.8
Other income (expense):
Interest income	0.3	0.4	1.2	0.9
Interest expense	(1.2)	(0.1)	(6.0)	(0.3)
Change in the fair value of contingent consideration	2.7	—	0.8	—
Other	(0.1)	1.3	(2.5)	1.5
Total other income (expense)	1.7	1.6	(6.5)	2.1
Income before income taxes	18.8	37.3	42.9	168.9
Income tax provision	6.1	13.9	21.3	43.6
Net income	12.7	23.4	21.6	125.3
Net loss attributable to non-controlling interest	(0.2)	—	(0.2)	—
Net income attributable to Myriad Genetics, Inc. stockholders	$12.9	$23.4	$21.8	$125.3
Earnings per share:
Basic	$0.19	$0.33	$0.32	$1.79
Diluted	$0.19	$0.32	$0.32	$1.71
Weighted average shares outstanding:
Basic	68.2	70.0	68.3	70.0
Diluted	68.9	72.4	68.8	73.4

Consolidated Balance Sheets (Unaudited)

(in millions)

	Years Ended June 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$102.4	$68.5
Marketable investment securities	48.3	90.5
Prepaid expenses	12.7	18.4
Inventory	42.2	38.3
Trade accounts receivable, less allowance for doubtful accounts of $8.2 in 2017 and $6.8 in 2016	105.6	91.7
Prepaid taxes	0.2	3.8
Other receivables	5.7	3.3
Total current assets	317.1	314.5
Property, plant and equipment, net	51.1	58.3
Long-term marketable investment securities	48.5	79.9
Intangibles, net	491.6	227.5
Goodwill	316.1	195.3
Other assets	—	5.0
Total assets	$1,224.4	$880.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22.0	$21.1
Accrued liabilities	65.6	49.5
Short-term contingent consideration	127.3	—
Deferred revenue	2.6	1.7
Total current liabilities	217.5	72.3
Unrecognized tax benefits	25.2	24.0
Other long-term liabilities	7.2	7.8
Contingent consideration	13.2	10.4
Long-term debt	99.1	—
Long-term deferred taxes	84.4	17.9
Total liabilities	446.6	132.4
Commitments and contingencies
Stockholders’ equity:
Common stock, 68.4 and 69.1 shares outstanding at June 30, 2017 and 2016 respectively	0.7	0.7
Additional paid-in capital	851.4	830.1
Accumulated other comprehensive loss	(5.5)	(9.5)
Accumulated deficit	(68.4)	(73.2)
Total Myriad Genetics, Inc. stockholders' equity	778.2	748.1
Non-controlling interest	(0.4)	—
Total stockholders' equity	777.8	748.1
Total liabilities and stockholders’ equity	$1,224.4	$880.5

Consolidated Statement of Cash Flows (Unaudited)

(in millions)

	Years Ended
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21.8	$125.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48.3	26.7
Non-cash interest expense	0.4	—
Gain on disposition of assets	(0.3)	(0.9)
Share-based compensation expense	29.9	31.6
Impairment of cost basis investment	2.4	—
Bad debt expense	37.3	33.3
Loss on extinguishment of debt	1.3	—
Deferred income taxes	1.3	18.1
Unrecognized tax benefits	1.2	(2.4)
Change in fair value of contingent consideration	(0.8)	—
Changes in assets and liabilities:
Prepaid expenses	7.8	(7.2)
Trade accounts receivable	(41.4)	(39.2)
Other receivables	(4.0)	(0.9)
Inventory	(1.2)	(14.6)
Prepaid taxes	3.6	(3.8)
Accounts payable	(3.0)	—
Accrued liabilities	0.7	0.5
Deferred revenue	0.9	(0.2)
Net cash provided by operating activities	106.2	166.3
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(6.1)	(5.0)
Acquisitions, net of cash acquired	(216.1)	(37.0)
Sale of cost basis investment	2.6	—
Purchases of marketable investment securities	(87.5)	(164.5)
Proceeds from maturities and sales of marketable investment securities	160.8	115.1
Net cash provided by (used in) investing activities	(146.3)	(91.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from common stock issued under share-based compensation plans	6.0	94.3
Net proceeds from revolving credit facility	204.0	—
Net proceeds from term loan	199.0	—
Repayment of term loan	(200.0)	—
Repayment of revolving credit facility	(105.0)	—
Fees paid for extinguishment of debt	(0.6)	—
Repurchase and retirement of common stock	(31.6)	(162.6)
Net cash used in financing activities	71.8	(68.3)
Effect of foreign exchange rates on cash and cash equivalents	2.2	(2.2)
Net increase in cash and cash equivalents	33.9	4.4
Cash and cash equivalents at beginning of year	68.5	64.1
Cash and cash equivalents at end of year	$102.4	$68.5

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s anticipated revenue and profitability from new products; the Company’s goal of delivering $50 million of incremental operating income by fiscal year 2020; the Company’s planned submission of a PMA supplement in the second half of calendar year 2017 to the U.S. Food and Drug Administration for BRACAnalysis CDx to identify HER2 negative, metastatic breast cancer patients for olaparib therapy; the potential market expansion of approximately 30,000 patients per year for Prolaris based on Medicare coverage determination; the potential market expansion of approximately 140,000 patients per year for EndoPredict based on Medicare draft coverage determination; the expectation of additional Canadian provincial reimbursement decisions for EndoPredict in fiscal year 2018; the Company’s fiscal first-quarter 2018 guidance of total revenue of $181 to $183 million, diluted earnings per share of $0.05 to $0.07, and adjusted earnings per share of $0.19 to $0.21, and the Company’s fiscal 2018 full year guidance of total revenue of $750 to $770 million, diluted earnings per share of $0.37 to $0.42, and adjusted earnings per share of $1.00 to $1.05, as further discussed under the caption “Fiscal Year 2018 and Fiscal First-Quarter 2018 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of Assurex, Sividon and the Clinic; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements; the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our most recent Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies

•	Tax impact related to equity compensation – Changes in effective tax rate based upon ASU 2016-09
•	Tax expense associated with R&D tax credit reserves – One time net benefits associated with the release of R&D tax credit reserves.
•	Potential future consideration related to acquisitions – Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	One-time debt restructuring charges – Charges related to the restructuring of the company’s debt from a one-year term loan to a revolving credit facility
•	One-time non-deductible costs – One-time non-deductible tax items
•	Impairment of Raindance Investment – One-time impairment charge associated with Myriad’s investment in Raindance Technologies
•	Elevate 2020 costs –Expenses tied to Elevate 2020 program
•	Accrual for legal expenses – Accrual associated with anticipated future legal expenses

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Twelve Months ended June 30, 2017 and 2016
(Unaudited data in millions, except per share amount)
	Three Months Ended		Twelve Months Ended
	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016

Revenue	$200.5	$186.5	$771.4	$753.8

GAAP Cost of molecular diagnostic testing	$35.6	$34.2	$145.2	$132.8
GAAP Cost of pharmaceutical and clinical services	6.9	5.8	26.0	24.5
Acquisition - Integration related costs	—	—	(0.1)	—
Non-GAAP COGS	$42.5	$40.0	$171.1	$157.3

Non-GAAP Gross Margin	79%	79%	78%	79%

GAAP Research and Development	$18.8	$19.5	$74.4	$70.6
Acquisition - Integration related costs	(0.1)	—	(0.2)	—
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.3)	(0.4)
Non-GAAP R&D	$18.6	$19.4	$73.9	$70.2

GAAP Selling, General and Administrative	$122.1	$91.3	$476.4	$359.1
Acquisition - Integration related costs	(0.7)	(0.1)	(13.6)	(0.1)
Acquisition - amortization of intangible assets	(9.1)	(3.1)	(32.7)	(12.2)
Elevate 2020 costs	(0.3)	—	(0.3)	—
Accrual for legal expenses	(0.6)	—	(0.6)	—
Non-GAAP SG&A	$111.4	$88.1	$429.2	$346.8

GAAP Operating Income	$17.1	$35.7	$49.4	$166.8
Acquisition - Integration related costs	0.8	0.1	13.9	0.1
Acquisition - amortization of intangible assets	9.2	3.2	33.0	12.6
Elevate 2020 costs	0.3	—	0.3	—
Accrual for legal expenses	0.6	—	0.6	—
Non-GAAP Operating Income	$28.0	$39.0	$97.2	$179.5

Non-GAAP Operating Margin	14%	21%	13%	24%

GAAP Net Income Attributable to Myriad Genetics, Inc. Stockholders	$12.9	$23.4	$21.8	$125.3
Acquisition - Integration related costs	0.8	0.1	13.9	0.1
Acquisition - amortization of intangible assets	9.2	3.2	33.0	12.6
Elevate 2020 costs	0.3	—	0.3	—
Accrual for legal expenses	0.6	—	0.6	—
Tax impact related to equity compensation	0.1	(0.3)	3.0	(12.7)
Tax expense associated with R&D tax credit reserves	—	—	—	(6.0)
Potential future consideration related to acquisitions	(2.7)	—	(0.8)	—
One-time debt restructuring charges	—	—	1.3	—
One-time non-deductible costs	—	—	2.7	—
Impairment of Raindance Investment	—	—	2.4	—
Tax effect associated with non-GAAP adjustments	(0.4)	—	(5.8)	—
Non-GAAP Net Income	$20.8	$26.4	$72.4	$119.3

GAAP Diluted EPS	$0.19	$0.32	$0.32	$1.71
Non-GAAP Diluted EPS	$0.30	$0.36	$1.05	$1.63

Diluted shares outstanding	68.9	72.4	68.8	73.4

Free Cash Flow Reconciliation
(Unaudited data in millions)
	Three Months Ended		Twelve Months Ended
	Jun 30, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016

GAAP cash flow from operations	$36.6	$38.5	$106.2	$166.3

Capital expenditures	(0.7)	(2.2)	(6.1)	(5.0)

Free cash flow	$35.9	$36.3	$100.1	$161.3

Acquisition - Integration related costs	0.8	0.1	8.7	—
Cash paid at closing to Assurex vendors	—	—	6.8	—
Elevate 2020 costs	0.3	—	0.3	—
Accrual for legal expenses	0.6	—	0.6	—
Tax effect associated with non-GAAP adjustments	(0.6)	—	(5.7)	—

Non-GAAP Free cash flow	$37.0	$36.4	$110.8	$161.3

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2018 and Fiscal First-Quarter 2018 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading "Risk Factors" contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2018
Diluted net income per share
GAAP diluted net income per share	$0.37 - $0.42
Acquisition - amortization of intangible assets	0.53
One-time expenses	0.10
Non-GAAP diluted net income per share	$1.00 - $1.05

Fiscal First-Quarter 2018
Diluted net income per share
GAAP diluted net income per share	$0.05 - $0.07
Acquisition - amortization of intangible assets	0.12
One-time expenses	0.02
Non-GAAP diluted net income per share	$0.19 - $0.21